Exhibit 5.1

June 9, 2020

Allied Esports Entertainment, Inc.

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Allied Esports Entertainment, Inc., a Delaware corporation (the “Company”), in connection with registration on the Company’s Registration Statement on Form S-1 (Registration Statement No. 333-237977) (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), of the resale by the selling securityholders named therein (the “Selling Securityholders”) of an aggregate of 4,550,562 shares (the “Shares”) of the Company’s common stock, $0.0001 par value, issued to the Selling Securityholders.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Based upon the following and upon the representations and information provided by the Company, we hereby advise you that, in our opinion, the Shares were duly authorized and validly issued, and are fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ MASLON LLP